UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event): November 22, 2013

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of Principal Executive Offices)	(Zip Code)

304-363-4800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On November 22, 2013, Dr. Saad Mossallati, a member of the Board of Directors of MVB Financial Corp. (“MVB” or “the Company”) and MVB’s wholly-owned subsidiaries, MVB Bank, Inc. (“MVB Bank”) and MVB-Central, Inc. (“MVB-Central”), notified the Company that effective immediately he would be resigning as Director of MVB, MVB Bank, and MVB-Central and as a member of all committees on which he served for MVB and MVB Bank.  Dr. Mossallati served on the Executive Committee of MVB and the Executive Committee and Loan Review Committee of MVB Bank.

Dr. Mossallati’s announced resignation is not a result of any disagreement with MVB on any matter relating to MVB’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
Larry F. Mazza Chief Executive Officer

Date:  November 26, 2013

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